CSMC06-2G6AR3 -- 6A6

CREDIT SUISSE FIRST BOSTON

Balance

$1,282,750.00

Delay

24

WAC

6.08000

WAM

357

Coupon

6.00000

Dated

02/01/2006

NET

5.75000

WALA

3

Settle

02/28/2006

First Payment

03/25/2006

Contrib Wac

6.08000

Price	1	2	3	4	5	6	7	8	9
	Yield	Yield	Yield	Yield	Yield	Yield	Yield	Yield	Yield
96-00.00	6.360	6.371	6.392	6.429	6.457	6.502	6.985	7.382	7.621
96-16.00	6.320	6.329	6.347	6.379	6.404	6.442	6.857	7.198	7.404
97-00.00	6.280	6.288	6.303	6.330	6.350	6.382	6.730	7.016	7.189
97-16.00	6.240	6.247	6.259	6.281	6.297	6.323	6.604	6.835	6.974
98-00.00	6.201	6.206	6.216	6.232	6.245	6.265	6.479	6.655	6.762
98-16.00	6.162	6.166	6.172	6.184	6.192	6.206	6.355	6.477	6.550
99-00.00	6.124	6.126	6.129	6.136	6.141	6.148	6.231	6.299	6.340
99-16.00	6.086	6.086	6.087	6.088	6.089	6.091	6.108	6.122	6.131
100-00.00	6.048	6.047	6.044	6.041	6.038	6.034	5.986	5.947	5.923
Spread@CenterPrice	164	164	164	166	167	168	190	202	211
WAL	27.74	25.34	21.89	17.90	15.73	13.28	4.84	3.22	2.68
ModDurn	13.03	12.54	11.69	10.48	9.69	8.68	4.07	2.83	2.39
PrincipalWindow	Jan32-Nov35	Mar28-Nov35	Nov23-Nov35	Aug19-Nov35	Jul17-Nov35	Mar15-Nov35	Oct10-Mar11	Mar09-Jun09	Sep08-Nov08
Prepay	100 PSA	150 PSA	200 PSA	250 PSA	275 PSA	300 PSA	500 PSA	800 PSA	1000 PSA
Treasury Mat 6MO 2YR 3YR 5YR 10YR 30YR
Yld 4.692 4.673 4.647 4.575 4.585 4.561

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this information relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC website at http://www.sec.gov/. The issuer's current effective registration statement may be found at http://www.sec.gov/Archives/edgar/data/1011663/000119312505178099/0001193125-05-178099-index.htm. Additional material information to your decision may also be found at http://www.sec.gov/Archives/edgar/data/1011663/000091412105002094/0000914121-05-002094-index.htm.